SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 1, 2001


                          BESTNET COMMUNICATIONS CORP.
             (Exact name of registrant as specified in its charter)


          Nevada                       001-15482                  86-0916826
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


5210 E. Williams Circle, Suite 200, Tucson, Arizona                 85711
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (520) 750-9093


         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.

     Effective July 1, 2001, BestNet Communications Corp., a Nevada corporation (the "Company"), entered into a Telecommunications Service Agreement (the "Agreement") with a large multi-billion dollar company (the "Customer") with global operations. Pursuant to the terms of the Agreement, the Company will provide certain telecommunications service and software to the Customer, including international long distance service for calls originating and terminating globally and development of a branded web site for the Customer that will utilize the Company's BestNetCall web platform. The term of the Agreement is for one year and renews for successive one year periods, unless terminated pursuant to the terms of the Agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     Exhibit No.                         Description
     -----------                         -----------

        99.1 Press release announcing the execution of agreement to provide telecommunication services.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            BestNet Communications Corp.


                                             By: /s/ Robert A. Blanchard
                                                 -------------------------------
                                                 Robert A. Blanchard
                                                 Chief Executive Officer

Date: August 29, 2001

     Exhibit No                           Description
     ----------                           -----------

        99.1 Press release announcing the execution of agreement to provide telecommunication services.